ARRIS TO ACQUIRE PACE PLC APRIL 22 nd 2015 Exhibit 99.2

SPEAKING TODAY
BOB STANZIONE
ARRIS
CHAIRMAN & CEO
DAVID POTTS
ARRIS
EVP & CFO
BRUCE MCCLELLAND
ARRIS
PRESIDENT – NETWORK,
CLOUD & GLOBAL SERVICES
LARRY ROBINSON
ARRIS
PRESIDENT – CPE
22 April 2015 2
MIKE PULLI
PACE
CEO
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

SAFE HARBOR
22 April 2015 3
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR
FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR
REGULATIONS OF SUCH JURISDICTION.
No Offer or Solicitation
This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.
Forward Looking Statements
This presentation contains forward looking statements.  These statements include, among others, statements concerning projections of revenues, income and other financial items; plans for future performance of ARRIS following the completion of the Pace acquisition, ARRIS’ ability to drive the strategic benefits outlined; and the time frame during which the acquisition will close.  Statements regarding future events are based on the parties’ current expectations.  Actual results may differ materially from those contained in any forward-looking statement.  Forward-
looking statements are necessarily subject to associated risks related to, among other things, successful completion of the acquisition process including receipt of necessary regulatory approvals and the approval of Pace and ARRIS shareholders; the potential impact on ARRIS’ and Pace’s respective businesses due to uncertainty about the acquisition;
the retention of employees of Pace; the ability of ARRIS to successfully integrate Pace’s opportunities, technology, personnel and operations; ARRIS’ inability to achieve expected synergies within the expected timeframes or at all; and
changes in tax laws or interpretations that could increase ARRIS’ consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New ARRIS being treated as a domestic corporation for U.S.
federal tax purposes.   Other factors that could cause results to differ from current expectations include: the uncertain current economic climate and financial markets; and their impact on ARRIS’ customers’ plans and access to capital: the impact of rapidly changing technologies; the impact of competition including on product development; the ability of
ARRIS to react to changes in general industry and market conditions; rights to intellectual property and the current trend toward increasing patent litigation, market trends and the adoption of industry standards; and consolidations within the broadband communications industry of both the customer and supplier base.  These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange
Commission, including its Form 10-K for the year ended December 31, 2014.  In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

SAFE HARBOR
Important Additional Information and Where You Can Find It
It is expected that the shares of New ARRIS to be issued to Pace shareholders in the U.K. law scheme of arrangement transaction that forms a part of the transaction will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.
In connection with the issuance of New ARRIS shares to ARRIS shareholders pursuant to the merger that forms a part of the transaction, ARRIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New ARRIS as well as a proxy statement of ARRIS relating to the merger that forms a part of the transaction, which we refer to together as the Form S-4/Proxy Statement.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER
DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY,
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE
TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.
Those documents, if and when filed, as well as ARRIS’ and New ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at ARRIS’ website at www.arris.com under
“Investors.” Security holders and other interested parties will also be able to obtain, without charge, a copy of the
Form S-4/Proxy Statement and other relevant documents (when available) by directing a request to ARRIS at 3871
Lakefield Drive, Suwanee, Georgia 30024, Attention: Investor Relations, (720) 895-7787 or by e-mail to
bob.puccini@arris.com. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C.  20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
22 April 2015 4
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

SAFE HARBOR
Participants in the Solicitation
ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 9, 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.
Responsibility
The directors of ARRIS accept responsibility for the information contained in this document and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and it does not omit anything likely to affect the import of such information.
Pace acquisition-specific documents can be found at
22 April 2015 5 Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.
www.arris.com/pace

Combination enhances shareholder value
•
Significantly enhances ARRIS international presence
•
Provides large scale entry into satellite segment
•
Broader product portfolio in equipment, software and services
•
World-class technology and people
•
~ $8B pro forma revenues
•
~ 8,500 combined employees, globally based
•
Accretive  transaction that maintains capital structure flexibility
22 April 2015 6
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

1
2
3
4
ARRIS ANNOUNCES
AGREEMENT TO ACQUIRE PACE PLC
•
Transaction equity value : ~$2.1B
(~£1.4B)
Stock and cash transaction
•
Diversifies customer base, product portfolio
and global presence
•
Enhances scope and scale, ability to invest in
innovative technologies and customer
responsiveness
Strong fit with ARRIS strategy
•
Expect Non-GAAP EPS accretion of $0.45 -
$0.55 in first 12 months after closing
•
Maintains capital structure flexibility
•
Pro forma Non-GAAP tax rate of 26% to 28%
The acquisition materially enhances
shareholder value
•
Customary regulatory approvals
•
ARRIS and Pace shareholder approval
Transaction is expected
to close 2H 2015
22 April 2015 7
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

•
ARRIS and Pace to each merge into
subsidiaries of a new holding
company (“New ARRIS”)
•
New ARRIS to be incorporated in the
UK
•
Operational headquarters will
remain in Suwanee, GA
•
No Change in ARRIS Board of
Directors, CEO or CFO
•
New ARRIS shares expected to be
listed on NASDAQ
NEW ARRIS
POST-CLOSING STRUCTURE
22 April 2015 8
~76% ~24%
COMBINED ASSETS OF:
POST-CLOSING STRUCTURE
NEW ARRIS
(UK INCORPORATED)
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.
SHAREHOLDERS
SHAREHOLDERS

TRANSACTION OVERVIEW
• Acquisition of Pace in cash and New ARRIS
stock representing a Transaction Equity Value
of $2.1B
• ARRIS shareholders to receive one share of
New ARRIS for each ARRIS share in a taxable
transaction
• Pace shareholders to receive per-share
consideration valued at 426.5p as of 4/21/15,
consisting of 132.5p in cash and  0.1455
shares of New ARRIS
• ARRIS has secured committed funding for the
transaction
• New ARRIS ownership: 76% ARRIS
shareholders / 24% Pace shareholders
TRANSACTION TERMS
• 28% premium to last closing share price
• 24% premium to 3-month average share price
IMPLIED PREMIUM
• ARRIS and Pace each to merge into
subsidiaries of a UK holding company (New
ARRIS)
• New ARRIS incorporated in the UK; New
ARRIS expected to retain NASDAQ listing
• New ARRIS to maintain operational
headquarters in Suwanee, GA
TRANSACTION STRUCTURE
Transaction Enhances Shareholder Value
22 April 2015 9
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

ARRIS OVERVIEW (NASDAQ: ARRS)
Global innovator in IP, video and broadband technology
continually working with our customers to transform
entertainment and communications to solve the most
pressing challenges of 21st century communications
FY2014 Revenue
$5.3 Billion
Over 1,000 Customers
served, globally
2,000+ patents
approved or pending
6,500 Employees. HQ in
Suwanee, GA USA
Direct and indirect
presence in 84 countries
$5.3B
1K
84
2K+
6K+
22 April 2015 10
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

ARRIS PORTFOLIO
NETWORK & CLOUD CUSTOMER PREMISES EQUIPMENT
IP or HFC
Delivery
Network
22 April 2015 11
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.
CMTS / CCAP
VIDEO INFRASTRUCTURE
ACCESS & TRANSPORT
CLOUD SERVICES
GLOBAL SERVICES
VIDEO GATEWAYS
SET-TOP BOXES
MODEMS
CONNECTED TV CLIENTS
MULTISCREEN

PACE OVERVIEW (LSE: PIC)
A world leader in technologies, products and services
for the Pay TV and broadband industries, Pace has an
end-to-end range of products and services to simply and
cost-effectively evolve digital services for subscribers
22 April 2015 12
$2.6B
200+
~38%
2K
500+
FY2014 Revenue
$2.6 Billion
Over 200 Customers
served, in 50 countries
Non North America
revenue
500+ patents approved or
pending
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.
~2,000 Global Employees.
HQ in Saltaire, UK

ARRIS
Service Delivery and Content Protection
Software that puts operators in control
Elements Software Platform
Service Delivery Platform, User-Interface Framework,
Set-Top Box Software, Gateway Software, Conditional Access and DRM
Service Management
Simplify Service Management
Customer Care
Next generation call centre
ECO
ECO Service Management
Manage, Assist, Self-Service, Monitor, Dispatch & Inquire
Networks
Defining the network evolution
Optical Transport Solutions
Access Network Solutions
Superior Hardware
Gateway
Media Server
Set-Top Box
Operator
Customer Premises
Solutions
PayTV
Broadband
OTT
Whole Home
Apps
Service Management
Services
Consulting
Systems Integration
Hosting

PACE PORTFOLIO 22 April 2015 13 Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

ARRIS

DIRECTV
astro
FOXTEL
CANAL+
sky
MULTICHOICE
TATA Sky

NBNCo
Charter
COMCAST
Time Warner Cable
américa móvil
LIBERTY GLOBAL

vodafone
at&t
verizon
Telefónica
BT
CenturyLink
kpn
Cincinnati Bell

BROADENS GLOBAL CUSTOMER BASE 22 April 2015 14 ENHANCED INTERNATIONAL PRESENCE SATELLITE CABLE TELCO SIGNIFICANT ADDRESSABLE MARKET Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

FINANCIAL HIGHLIGHTS David Potts, EVP, CFO

FINANCIALLY COMPELLING
TRANSACTION
1
•
~$8 Billion Pro forma revenues
2
•
$0.45 - $0.55
Accretive to Non–GAAP EPS, first 12
months after completion
4
•
~26% to 28%
Pro forma Non-GAAP effective
tax rate
5
•
Target cash ~$650M
•
Pro forma leverage ratio of <2.5x
Debt/LTM EBITDA
Strong capital structure,
post transaction
22 April 2015 16
3
•
Product costs, operating expenses,
public company costs
•
Proven track record of integrations
Significant synergy opportunities
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

TRANSACTION FINANCING
22 April 2015 17
(1) Estimated as of 4/21/2015
(2) Assumes repayment of outstanding Pace debt with cash on hand at close
Maintains significant capital structure flexibility
•
New Credit facility underwritten by Bank of America Merrill Lynch
•
Incremental commitment of ~$800M from Bank of America
Merrill Lynch
Sources Uses
Cash $55 Cash Consideration (132.5p per Pace Share) $655
New ARRIS Debt 700 Value of New ARRIS Shares Issued to Pace
(1)
1,455
Value of New ARRIS Shares Issued to Pace
(1)
1,455 Transaction Equity Value $2,110
Fees + Expenses 100
Total Sources $2,210 Total Uses $2,210
Estimated Pro Forma Leverage Estimated Liquidity at Close
Estimated Debt / LTM EBITDA Less than 2.5X Estimated Cash at Close $650
Plus: Revolver Capacity at Close 500
Available Liquidity $1,150
(2)
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.

Combination enhances shareholder value
•
Significantly enhances ARRIS international presence
•
Provides large scale entry into satellite segment
•
Broader product portfolio in equipment, software and services
•
World-class technology and people
•
~ $8B pro forma revenues
•
~ 8,500 combined employees, globally based
•
Accretive  transaction that maintains capital structure flexibility
22 April 2015 18
Copyright 2015 – ARRIS Enterprises, Inc. All rights reserved.